EXHIBIT 99.2

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Requester — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the requester.

For this type of account:		Give the SOCIAL SECURITY Number of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
For this type of account:		Give the EMPLOYER IDENTIFICATION number of —
8.	Sole proprietorship account or single-owner LLC	The owner(1)
9.	A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
10.	Corporate account or LLC electing corporate status on Form 8832	The corporation
11.	Religious, charitable, or educational organization account	The organization
12.	Partnership account held in the name of the business or multi-member LLC	The partnership
13.	Association, club, or other tax-exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	List first and circle the name of the legal trust, estate, or pension trust.
NOTE:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER OF SUBSTITUTE FORM W-9

Obtaining a Number

If you don’t have a taxpayer identification number (TIN) or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. If you are a resident alien and you do not have and are not eligible to get a social security number, your TIN is your IRS individual taxpayer identification number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

1.	An organization exempt from tax under section 501(a), any IRA, or certain custodial accounts.

2.	The U.S. or any agency or instrumentality thereof.

3.	A State, the District of Columbia, a possession of the U.S., or any subdivision or instrumentality thereof.

4.	A foreign government, any of its political subdivisions, or any agency or instrumentality thereof.

5.	An international organization or any agency, or instrumentality thereof.

Other payees that may be exempt from withholding include:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

9.	A registered futures commission merchant.

10.	A real estate investment trust.

11.	An entity registered at all times under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

For the exempt recipients listed in 1-15 above, the chart below shows types of payments that may be exempt from backup withholding.

If the payment is for:	THEN the payment is exempt for:
Interest and dividend payments	All exempt recipients except for 9.
Broker transactions	Exempt recipients 1-13.(1)
Barter exchange transactions and patronage dividends	Exempt recipients 1-5.
Payments over $600 required to be reported and direct sales over $5000.(2)	Generally, exempt recipients 1-7.(3)

(1)	Also, a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER OF SUBSTITUTE FORM W-9

(2)	See Form 1099-MISC and its instructions.
(3)	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, and payments for services paid by a federal executive agency.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE “EXEMPT” ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Privacy Act Notice. — Section 6109 requires most recipients of dividends, interest, or other payments to give TINs to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1)	Penalty for Failure to Furnish TIN. — If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE INTERNAL REVENUE SERVICE.